Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-151155) of our reports dated February 26, 2009, with respect to the consolidated financial statements of Cheniere Energy Partners, L.P. and the effectiveness of internal control over financial reporting of Cheniere Energy Partners, L.P. and subsidiaries included in this Annual Report
(Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Houston, Texas

February 26, 2009